UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 1, 2005

Peoples Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-29949	31-1686242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 West Chester Road, West Chester, Ohio		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 870-3530

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On November 1, 2005, Peoples Community Bancorp, Inc., West Chester, Ohio (“PCBI”), announced that PCBI and Mercantile Financial Corporation (“Mercantile”) had entered into an Agreement and Plan of Merger, dated as of November 1, 2005 (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which PCBI will acquire Mercantile (the “Merger”).

The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Mercantile, without par value, (subject to certain exceptions) will be converted into the right to receive a combination of PCBI common stock and cash as set forth in the Merger Agreement.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to the receipt of requisite regulatory approvals of the Merger and the proposed merger of Mercantile’s banking subsidiary, Mercantile Savings Bank, with and into PCBI’s banking subsidiary, Peoples Federal Savings Bank, following consummation of the Merger.

For additional information, reference is made to the Merger Agreement, which is included as Exhibit 2.1, and is incorporated herein by reference thereto.

Item 8.01            Other Events

On November 1, 2005, PCBI issued a press release announcing that PCBI had entered into the Merger Agreement.

For additional information, reference is made to the press release dated November 1, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01            Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 1, 2005, by and between Mercantile Financial Corporation and Peoples Community Bancorp, Inc.

99.1	Press Release, dated November 1, 2005, announcing execution of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES COMMUNITY BANCORP, INC.

	By:	/s/ Jerry D. Williams
Name: Jerry D. Williams
Title: President and Chief Executive Officer

Date: November 4, 2005